                                                              Rule 424(b)(3)
                                                              File No. 333-84725



Pricing Supplement No. 22               Dated: July 19, 2001
(To Prospectus dated August 17, 1999
Prospectus Supplement dated October 6, 1999)

U.S.$10,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series J

(Registered Notes- Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $35,000,000         Issue Price: 100.00%

Original Issue Date: July 26, 2001    Stated Maturity Date: July 26, 2002

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [ ] Commercial Paper Rate [X] LIBOR [ ] Treasury Rate
             [ ] Federal Funds Rate [ ] Prime Rate [ ] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 26th day of January, April, July and October, beginning October 26, 2001, up to but excluding the Stated Maturity Date.

Interest Payment Dates (If other than as specified in the Prospectus Supplement): The 26th day of January, April, July and October, beginning October 26, 2001, up to and including the Stated Maturity Date.

Interest Determination Dates: Two London Banking Days prior to each Interest Reset Date

Initial Interest Rate: 3.90%

Index Maturity: 3 Month Libor

Day Count Convention: Act/360

Maximum Interest Rate: N/A          Minimum Interest Rate: N/A

Spread (+/-): +.20%                 Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be __% of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by __% of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .05%

Other Provisions:       a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                            NO. 22 UNDER MTN-SERIES J PROGRAM: $2,242,000,000.00
                        b)  CUSIP #42333HNF5
Agent:
Barclays Capital Inc.
222 Broadway, 7th Floor
New York, NY  10038

                                                              Rule 424(b)(3)
                                                              File No. 333-84725

Pricing Supplement No. 23              Dated: July 19, 2001
(To Prospectus dated August 17, 1999
Prospectus Supplement dated October 6, 1999)

U.S.$10,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series J

(Registered Notes- Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $25,000,000         Issue Price: 100.00%

Original Issue Date: July 25, 2001    Stated Maturity Date: July 25, 2003

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [ ] Commercial Paper Rate [X] LIBOR [ ] Treasury Rate
             [ ] Federal Funds Rate [ ] Prime Rate [ ] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 25th day of January, April, July and October, beginning October 25, 2001, up to but excluding the Stated Maturity Date.

Interest Payment Dates (If other than as specified in the Prospectus Supplement): The 25th day of January, April, July and October, beginning October 25, 2001, up to and including the Stated Maturity Date.

Interest Determination Dates: Two London Banking Days prior to each Interest Reset Date

Initial Interest Rate: 4.00%

Index Maturity: 3 Month Libor

Day Count Convention: Act/360

Maximum Interest Rate: N/A          Minimum Interest Rate: N/A

Spread (+/-): +.30%                 Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be __% of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by __% of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealer: N/A
Discount or Commission: .097%

Other Provisions:    a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO.
                         23 UNDER MTN-SERIES J PROGRAM: $2,277,000,000.00
                     b)  CUSIP #42333HNG3


Agent:
Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey St.
New York,  NY  10281-1310